                                                                    Exhibit 3(a)

STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet: sroth@sablaw.com


                              September 14, 2001

VIA EDGAR
---------

Board of Directors
GE Capital Life Assurance Company of New York
125 Park Avenue, 6th Floor
New York, New York 10017-6529

        Re:  GE Capital Life Separate Account III
             ------------------------------------

Ladies and Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of the Post-Effective Amendment No. 2 to the Registration Statement on Form S-6 filed by GE Capital Life Separate Account III for certain flexible premium variable life policies (File No. 333-32908). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                 Very truly yours,

                                                 SUTHERLAND ASBILL & BRENNAN LLP


                                                 By: /s/ Stephen E. Roth
                                                     ----------------------
                                                     Stephen E. Roth